Exhibit 99.23(p)(15)












                           EPOCH HOLDING CORPORATION

                       ----------------------------------

                       CODE OF ETHICS AND BUSINESS CONDUCT


                         AMENDED AS OF OCTOBER 25, 2005
















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EPOCH HOLDING CORPORATION
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                                TABLE OF CONTENTS

STATEMENT OF GENERAL POLICY..............................................................................4

         1.   Definition of Terms Used...................................................................5

         2.   Compliance with Laws, Rules and Regulations................................................6

         3.   Compliance with Internal and Disclosure Controls and Dealings with
              External Auditors..........................................................................7

         4.   Conflicts of Interest......................................................................8

         5.   Disclosure and Reporting...................................................................9

         6.   Insider Trading...........................................................................10

         7.   Corporate Opportunities...................................................................10

         8.   Transactions With Our Business Associates.................................................10

         9.   Competition and Fair Dealing..............................................................11

         10.  Preferential Treatment and Gifts..........................................................11

         11.  Discrimination and Harassment.............................................................11

         12.  Health and Safety.........................................................................11

         13.  Corporate Books and Records...............................................................11

         14.  Document Retention........................................................................12

         15.  Non-disclosure of Information.............................................................12

         16.  Guarding Corporate Assets.................................................................13

         17.  Implementation of the Code................................................................13

         18.  Enforcement...............................................................................14

         19.  Condition of Employment or Service........................................................14

EXHIBIT A - EPOCH HOLDING COMPANY INSIDER TRADING POLICY................................................15

         1.   Statement of General Insider Trading Policy...............................................16

         2.   Prohibited Transactions Relating to Securities of the Company.............................17

         3.   Requirements Applicable to Employee-Related Accounts......................................18

         4.   Statement of General Principles...........................................................19

         5.   Prohibited Purchases and Sales of Securities..............................................20

         6.   Pre-clearance of Securities Transactions in Employee-Related Accounts.....................21

         7.   Reporting and Other Requirements Applicable to Employee-Related Accounts..................24

         8.   Protection of Confidential Information Concerning Client
              Recommendations, Advice, or Trading; "Chinese Wall" Procedures............................24

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EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
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
         9.   Securities Trades by Company Personnel - Restricted Periods...............................28

LIST OF APPENDICES......................................................................................29

APPENDIX A..............................................................................................30

APPENDIX B..............................................................................................31

APPENDIX C..............................................................................................32

APPENDIX D..............................................................................................33

APPENDIX E..............................................................................................34

APPENDIX F..............................................................................................35

APPENDIX G..............................................................................................36
















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EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
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STATEMENT OF GENERAL POLICY

         Epoch Holding Corporation and its direct and indirect subsidiaries ("Epoch") are committed to the principle of honest and ethical conduct in all aspects of its business. With the adoption of the Sarbanes-Oxley Act of 2002, and rules adopted by the Securities and Exchange Commission (the "Commission"), all publicly held companies have been encouraged to adopt and make available to the public written codes of ethics and business conduct providing guiding principles to their executive officers, principal financial officers and principal accounting officers or controllers (or persons performing similar functions). The Commission has strongly recommended, however, that each publicly held company that adopts written codes of ethics and business conduct require all of its directors and employees to comply with such codes. We both expect and require all directors, officers and employees of the Company to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company's specific detailed policies and procedures contained in Memorandums, Guidance and Policies which we may from time to time distribute to our officers, directors and employees, are separate requirements and are in addition to and not in derogation of this Code.

         The basic principle that governs all of our officers, directors and employees is that Epoch's business should be carried on with loyalty to the interest of our shareholders, customers, suppliers, fellow employees, strategic partners and other business associates. The philosophy and operating style of Epoch's management are essential to the establishment of a proper corporate environment for the conduct of Epoch's business. In furtherance of the foregoing, no officer, director or employee of Epoch shall:

         o employ any device, scheme or artifice to defraud Epoch or any Business Associate (as defined below); or

         o engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon Epoch or any Business Associate.

         Epoch is and always has been committed to a high standard of business conduct. This means conducting business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. The Code of Ethics and Business Conduct (the "Code") that follows, which essentially codifies the business and ethical principles which have always been a part of Epoch's business practice, is intended to help in this endeavor by providing a clear statement of the fundamental principles that govern Epoch's business, and is intended to promote, among other things:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the Code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;


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         o    full, fair, accurate, timely, and understandable disclosure in reports and documents that Epoch files with, or submits to, the Commission and in other public communications made by Epoch;

         o compliance with applicable governmental laws, rules and regulations, not only of the United States, but also applicable governmental laws (including provincial laws), rules and regulations of Canada and any other foreign jurisdiction in which we or any of our direct or indirect subsidiaries operate;

         o the prompt internal reporting of Code violations to an appropriate person or persons identified in the Code; and

         o    accountability for adherence to the Code.

         This Code, which covers a wide range of business practices and procedures, applies to all officers, directors and employees of Epoch and their Family Members (as defined below). This Code does not cover every issue that may arise, but it sets out basic principles to guide all employees of the Company. All Company employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. In appropriate circumstances, the Code should also be provided to and followed by Epoch's agents and representatives, including consultants. The Code should be read in conjunction with Epoch's other policies that govern the conduct of Epoch officers, directors and employees, including Epoch's policies regarding securities trading, analyst interface procedures and blackout periods (collectively, "Epoch's Insider Trading Policy"), a form of which is attached hereto as "EXHIBIT A."

         If an applicable law conflicts with a policy set forth in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

         Any officer, director or employee of Epoch who violates the standards in this Code will be subject to disciplinary action. If an officer, director or employee of Epoch is in a situation that he or she believes may violate or lead to a violation of this Code, he or she should follow the guidelines described in
Section 4 of this Code.

         From time to time, the Company may waive some provisions of this Code. Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of directors or a committee of the Board and will be promptly disclosed by us in a current report on Form 8-K.

1. DEFINITION OF TERMS USED

         "Business Associate" means any supplier of services or materials, customer, consultant, professional advisor, lessor of space or goods, tenant, licensor, licensee or partner of Epoch.

         "Family Members" means as to a specific officer, director or employee, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that officer, director or employee or by any Immediate Family Member of that officer, director or employee.


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         "Immediate Family Member" includes the spouse (or life partner) and children of an officer, director or employee and any relative (by blood or marriage) of that officer, director or employee, or spouse (or life partner) residing in the same household as such officer, director or employee.

         "Code of Ethics Contact Person" shall mean Timothy T. Taussig or such person or persons as may be from time to time designated.

2. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         Obeying the law, both in letter and in spirit, is the foundation on which Epoch's ethical standards are built. All officers, directors and employees of Epoch must respect and obey the laws of the cities, states, and countries in which Epoch and its direct and indirect subsidiaries operate. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers, or other appropriate personnel.

         The Company plans to hold information and training sessions to promote compliance with laws, rules and regulations, including insider-trading laws. As noted, the Company is subject to various federal and state laws which govern various aspects of all businesses generally. A few examples, not intended to be all inclusive, are laws which regulate conduct in the workplace, i.e., sexual harassment laws and laws which prohibit discrimination based on age, sex, race, national origin or the like.

         Where an employee reasonably believes that Epoch is not compliant with any law or regulation, we encourage our employees to bring that matter up directly with the employee's immediate supervisor and, if the matter is not ultimately resolved by either a reasonable explanation or action taken to rectify any non-compliance, we encourage the employee to bring the matter directly to the attention of the Code of Ethics Contact Person. With respect to financial matters in particular, and not just confined to those of our employees performing accounting or internal auditing functions, Epoch's policy is that, where any employee believes that Epoch has or is about to engage in any financial irregularity or impropriety, that the matter be brought to the attention of the Chairman of our Audit Committee. This may be done anonymously and without fear of reprisal of any sort. Any complaint directed to the Chairman of the Audit Committee may be sent by mail or e-mail as follows:

                         Chairman of the Audit Committee
                            Epoch Holding Corporation
                          640 Fifth Avenue, 18th Floor
                            New York, New York 10019
                          Attention: Eugene M. Freedman



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3. COMPLIANCE WITH INTERNAL AND DISCLOSURE CONTROLS AND DEALINGS WITH EXTERNAL
   AUDITORS

         The honest and accurate recording and reporting of financial information is of critical importance to Epoch. This is not only essential in order for senior management to make informed responsible business decisions, but is essential to Epoch's ability to file accurate financial reports with the Commission; to enable Epoch to comply with various laws relating to the maintenance of books and records and financial reporting; to enable Epoch's Chief Executive Officer and Chief Financial Officer to make their necessary certifications in connection with the periodic filing by Epoch of financial information; and to inform Epoch's shareholders and the investing public of accurate financial information of Epoch.

         Epoch has adopted a system of internal accounting controls that must be strictly adhered to by all officers, directors and employees in providing financial and business transaction information to and within Epoch. The internal accounting controls are the backbone of the integrity of Epoch's financial records and financial statements.

         No employee shall knowingly circumvent or fail to implement the internal accounting controls of Epoch as now existing or as may be modified, revised, amended or supplemented. Each officer, director and employee shall promptly report to the Code of Ethics Contact Person any actual or suspected breaches or violations of Epoch's internal accounting controls that come to the attention of such person. The Code of Ethics Contact Person shall promptly bring the matter to the attention of the Chairman of the Audit Committee of Epoch's board of directors.

         Each officer, director and employee shall promptly report to the Code of Ethics Contact Person any fraudulent or questionable transactions or occurrences, whether actual or suspected, that come to the attention of such person. Potentially fraudulent or questionable transactions or occurrences include, without limitation, embezzlement, forgery or alteration of checks and other documents, theft, misappropriation or conversion to personal use of Epoch's assets, falsification of records, and the reporting of the financial condition of Epoch contrary to U.S. generally accepted accounting principles. The Code of Ethics Contact Person shall promptly bring the matter to the attention of the Chairman of the Audit Committee of Epoch's board of directors.

         Each officer, director and employee is encouraged to bring to the attention of Epoch's Chief Financial Officer, any changes that such person believes may improve Epoch's system of internal accounting controls.

         Epoch has adopted a system of disclosure controls and procedures pursuant to its Disclosure Controls and Procedures Policy to assure that all important information regarding the business and prospects of Epoch is brought to the attention of Epoch's Chief Executive Officer and Chief Financial Officer. The accuracy and timeliness of compliance is critical to this system of disclosure controls and necessary to enable those officers to provide the financial statement and periodic report certifications required by federal law.


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         Each officer, director and employee shall strictly adhere to the system of disclosure controls and procedures as set forth in Epoch's Disclosure
Controls and Procedures Policy.

         Each officer, director and employee shall promptly report in accordance with Epoch's Disclosure Controls and Procedures Policy any significant event or occurrence (whether positive or negative) that arises in the course of such person's duties and responsibilities. Events or occurrences include those that affect or may affect Epoch or its Business Associates, competitors or industry. General economic conditions need not be reported.

         The external auditors of Epoch play an integral role in the financial reporting process through their annual examination and report on Epoch's financial statements and their review of Epoch's periodic reports. Open and honest fair dealings with our external auditors are therefore essential. Each officer, director and employee shall be candid in discussing matters concerning internal controls and business disclosures with Epoch's management, internal auditors, outside auditors, outside counsel and directors. Factual information is important. Opinions and observations are strongly encouraged. No officer, director or employee of Epoch shall make any false or misleading statement to any external auditor of Epoch in connection with an audit or examination of Epoch's financial statements or the preparation or filing of any document or report. Similarly, no officer, director or employee of Epoch shall engage in any conduct to fraudulently influence, coerce, manipulate or mislead any accountant engaged in the audit or review of any financial statements of Epoch.

4. CONFLICTS OF INTEREST

         An officer, director and employee of Epoch shall maintain a high degree of integrity in the conduct of Epoch's business and maintain independent judgment. Each officer, director and employee of Epoch must avoid any activity or personal interest that creates, or appears to create, a conflict between his or her interests and the interests of Epoch. A "conflict of interest" occurs when an individual's private interest interferes or appears to interfere with the interests of the Company. A conflict of interest can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. For example, a conflict of interest would arise if a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Conflicts of interest should, whenever possible, be avoided. Conflicts of interest include, by way of example, a person:

         o making an investment that may affect his or her business decisions on behalf of Epoch;

         o owning a meaningful financial interest in, being employed by or acting as a consultant to or board member of an organization that competes with Epoch;

         o owning a meaningful financial interest in, being employed by or acting as a consultant to or board member of an organization that does, or seeks to do, business with Epoch, including, without limitation, customers, suppliers and licensees of Epoch;


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         o    making a material decision on a matter on behalf of Epoch where such person's self-interests may reasonably call the appropriateness of the decision into question; or

         o being employed by or accepting compensation from any other person or entity as a result of business activity or prospective business activity affecting Epoch.

5. DISCLOSURE AND REPORTING

         A director, officer or employee of Epoch who becomes aware of any director's, officer's or employee's personal interest (including one's own) that is, or may be viewed as, in conflict with that of Epoch or a Business Associate should promptly present the situation and the nature of the possible conflict to the Code of Ethics Contact Person or, if timely disclosure to the Code of Ethics Contact Person is impracticable, to the Chairman of the Audit Committee of Epoch's board of directors for appropriate consideration. A director of Epoch that becomes aware of any officer's, director's or employee's conflict of interest should bring the matter to the attention of the Chairman of the Audit Committee or, if timely disclosure to the Chairman of the Audit Committee is impracticable, to the Chairman of the Board of Epoch. The officer, director or employee shall refrain from further action until the situation has been consented to in writing by the Code of Ethics Contact Person, the Audit Committee, or board of directors, as the case may be.

         No officer, director or employee of Epoch or Family Member shall personally benefit, directly or indirectly, or derive any other personal gain from any business transaction or activity of Epoch, except when the transaction or activity has been fully disclosed to and approved in writing by the Audit Committee.

         No officer, director or employee of Epoch or Family Member shall have any meaningful personal business or financial interest in any Business Associate or competitor of Epoch, without proper consent in writing by the Audit Committee. For these purposes, holding 5% or less of the outstanding equity interests of a Business Associate or competitor whose equity interests are publicly traded shall not be deemed "meaningful."

         No officer, director or employee of Epoch shall hold any position with (including as a member of the board of directors or other governing body) or perform services for a Business Associate or a competitor of Epoch, without proper consent in writing by the Audit Committee.

         No officer, director or employee of Epoch shall provide any services to other business enterprises which reasonably could be deemed to adversely affect the proper performance of his or her work for Epoch or which might jeopardize the interests of Epoch, including serving as a director, officer, consultant or advisor of another business, without prior consent in writing by the Audit Committee under this Code.


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         No officer, director or employee of Epoch shall direct, or seek to direct, any business of Epoch with any business enterprise in which the officer, director or employee or his or her Family Member has a meaningful ownership position or serves in a leadership capacity, without proper consent in writing by the Audit Committee under this Code.

6. INSIDER TRADING

         Persons who have access to confidential information concerning Epoch are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of Epoch's business. All non-public information about Epoch should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. Epoch has separately prepared and distributed to its officers, directors and employees Epoch's Insider Trading Policy relating to, among other things, securities trades by Epoch's personnel, a form of which is attached hereto as "EXHIBIT A."

7. CORPORATE OPPORTUNITIES

         Employees, officers and directors owe a duty to the Company to advance the Company's business interests when the opportunity to do arises. Officers, directors and employees of Epoch and their Family Members are prohibited from profiting, directly or indirectly, due to their position in, or their relationship to an officer, director or employee of, Epoch to the detriment (or at the expense) of Epoch or any Business Associate. Officers, directors and employees of Epoch are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of Epoch's board of directors. Officers, directors and employees of Epoch owe a duty to Epoch to advance its business interests when the opportunity to do so arises.

8. TRANSACTIONS WITH OUR BUSINESS ASSOCIATES

         While officers, directors and employees of Epoch and their Family Members are encouraged to patronize our Business Associates, no officer, director or employee of Epoch or Family Member shall sell to, or purchase from, a Business Associate any goods or services except in the ordinary course of the Business Associate's business. No officer, director or employee of Epoch or Family Member shall borrow money or other property from a person known by such person to be a Business Associate, unless that Business Associate is regularly engaged in the business of lending money or such other property, and the loan and the terms thereof are in the ordinary course of the Business Associate's business.

         No officer, director or employee of Epoch shall, directly or indirectly, make any payment or take any action with respect to any government official, agent or representative of the United States, any State or jurisdiction of the United States or of any foreign country without the prior consent of the Code of Ethics Contact Person. No officer, director or employee of Epoch shall make any payment or take any action in violation of the U.S. Foreign Corrupt Practices Act.


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9. COMPETITION AND FAIR DEALING

         Epoch seeks to outperform competitors fairly and honestly through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, officer, and director should endeavor to respect the rights of and deal fairly with Epoch's customers, suppliers, competitors, and employees. No employee, officer, or director should take unfair advantage of anyone through manipulation, concealment, or abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

10. PREFERENTIAL TREATMENT AND GIFTS

         The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided, or accepted by any officer, director or employee of Epoch or any Family Member unless it (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any applicable laws or regulations. An employee should discuss with his or her supervisor any gifts or proposed gifts that the employee is not certain are appropriate.

11. DISCRIMINATION AND HARASSMENT

         The diversity of Epoch's employees is a tremendous asset. Epoch is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

12. HEALTH AND SAFETY

         Epoch strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries, and unsafe equipment, practices, or conditions.

         Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

13. CORPORATE BOOKS AND RECORDS

         Officers and employees must ensure that all of Epoch's documents are completed accurately, truthfully, in a timely manner and properly authorized.

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         Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the U.S. generally accepted accounting principles designated by Epoch. The making of false or misleading entries, records or documentation is strictly prohibited.

         Officers and employees may never create a false or misleading report under Epoch's name. In addition, no payments or established accounts shall be used for any purpose other than as described by their supporting documentation. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

         No officer, director or employee of Epoch may take any action to defraud, influence, coerce, manipulate or mislead any other officer, director or employee of Epoch or any outside auditor or legal counsel for Epoch for the purpose of rendering the books, records or financial statements of Epoch incorrect or misleading.

         Errors, or possible errors or misstatements in Epoch's books and records must be brought to the attention of the Code of Ethics Contact Person promptly upon discovery thereof. The Code of Ethics Contact Person shall promptly inform the Chief Financial Officer of any such error or misstatement.

         All employees and officers are expected to cooperate fully with Epoch's internal auditors and outside auditors. No employee or officer shall impede or interfere with the financial statement audit process.

14. DOCUMENT RETENTION

         The Company seeks to comply fully with all laws and regulations relating to the retention and preservation of records. All Insiders shall comply fully with the Company's policies regarding the retention and preservation of records. Under no circumstances may Company records be destroyed selectively or maintained outside Company premises or designated storage facilities.

         If the existence of a subpoena or impending government investigation becomes known to an Insider, he or she must immediately contact the Code of Ethics Contact Person. Insiders must retain all records and documents that may be responsive to a subpoena or pertain to an investigation. Any questions regarding whether a record or document pertains to an investigation or may be responsive to a subpoena should be resolved by the Code of Ethics Contact Person before the record or document is disposed of Insiders shall strictly adhere to the directions of the Code of Ethics Contact Person in handling such records or documents.

15. NON-DISCLOSURE OF INFORMATION

         No Insider or Family Member shall discuss with, or inform others about, any actual or contemplated business transaction by a Business Associate or the Company except in the performance of the Insider's employment duties or in an official capacity and then only for the benefit of the Business Associate or the Company, as appropriate, and in no event for personal gain or for the benefit of any other third party.

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         No Insider or Family Member shall give any information to any third party about any business transaction of the Company or its Business Associates that are proposed or in process unless expressly authorized to do so by the Code of Ethics Contact Person.

16. GUARDING CORPORATE ASSETS

         Insiders have a duty to safeguard Company assets, including its physical premises and equipment, records, customer information and Company trademarks, trade secrets and other intellectual property. Company assets shall be used for Company business only. Without specific authorization, no Insider or Family Member may take, loan, sell, damage or dispose of Company property or use, or allow others to use, Company property for any non-Company purposes.

17. IMPLEMENTATION OF THE CODE

         While each Insider is individually responsible for compliance with the Code, he or she does not do so in a vacuum. The Company has the following resources, people and processes in place to answer questions and guide Insiders through difficult decisions.

CODE OF ETHICS CONTACT PERSON RESPONSIBILITY

         Timothy T. Taussig initially has been designated as the contact person for purposes of this Code and shall report directly to the full Board of Directors or to the Company's Nominating/Corporate Governance Committee or the Audit Committee, as may be determined to be appropriate. The Code of Ethics Contact Person is responsible for overseeing, interpreting and monitoring compliance with the Code. The Code of Ethics Contact Person shall report periodically to the foregoing designated bodies regarding all aspects of administering and enforcing of the Code. Any questions relating to how this Code should be interpreted or applied should be addressed to the Code of ethics Contact Person. A director, officer or employee who is unsure of whether a situation violates this Code should discuss the situation with the Code of Ethics Contact Person to prevent possible misunderstandings and embarrassment at a later date.

REPORTING VIOLATIONS

         If an Insider knows of or suspects a violation of applicable law or regulations, this Code or any of the Company's other policies, he or she must immediately report that information to the Code of Ethics Contact Person, the Nominating/Corporate Governance Committee, or the Audit Committee of the Board of directors of the Company. A failure to do so is itself a violation of this Code. No Insider who reports actual or suspected violations in good faith will be subject to any retaliation whatsoever.

INVESTIGATIONS OF VIOLATIONS

         Reported violations will be promptly investigated and treated confidentially to the extent possible. It is imperative that the person reporting the violation not conduct a preliminary investigation of his or her own. Investigations of alleged violations may involve complex legal issues. Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

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AMENDMENTS TO THE CODE

         The Code of Ethics Contact Person will keep the Code up-to-date, ensure all employees have acknowledged receipt of the Code and its amendments, and will recertify delivery of the Code and its amendments to Mutual Fund Board of Directors and other clients as he or she deems appropriate.

18. ENFORCEMENT

         The Code of Ethics Contact Person will take such action he or she deems appropriate with respect to any Insider who violates, or whose Family Member violates, any provision of this Code, and will inform the Audit Committee of all material violations. Any alleged violation by the Code of Ethics Contact Person will be presented promptly to the Audit Committee for its consideration and such action as the Audit Committee, in its sole judgment, shall deem warranted.

         The Code of Ethics Contact Person will keep records of all reports created under this Code and of all action taken under this Code. All such records will be maintained in such manner and for such periods as are required under applicable Federal and state law, as well as the Company's document retention policy.

19. CONDITION OF EMPLOYMENT OR SERVICE

         All Insiders shall conduct themselves at all times in the best interests of the Company. Compliance with this Code shall be a condition of employment and of continued employment with the Company, and conduct not in accordance with this Code shall constitute grounds for disciplinary action, including, without limitation, termination of employment.

         This Code is NOT an employment contract nor is it intended to be an all inclusive policy statement on the part of the Company. The Company reserves the right to provide the final interpretation of the policies it contains and to revise those policies as deemed necessary or appropriate.

         I acknowledge that I have read this Code of Ethics and Business Conduct (a copy of which has been supplied to me and which I will retain for future reference) and agree to comply in all respects with the terms and provisions hereof I also acknowledge that this Code of Ethics and Business Conduct may be modified or supplemented from time to time, and I agree to comply with those modifications and supplements, as well.


         __________________________                _____________________________
         Print Name                                Signature


         __________________________
         Date


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EXHIBIT A - EPOCH HOLDING COMPANY INSIDER TRADING POLICY

         Epoch Holding Corporation (the "Company") and its direct and indirect subsidiaries (collectively, "Epoch") encourage equity ownership by employees of Epoch. It is important, however, that all transactions in securities be effected lawfully and responsibly.

         As we all know, the Securities and Exchange Commission (the "SEC") and the United States Justice Department have been vigorously pursuing violations of insider trading laws. In 1988, to deter insider trading violations further, Congress expanded the authority of the SEC and the Justice Department by adopting the Insider Trading and Securities Fraud Enforcement Act (the "Act"). In addition to increasing the penalties for insider trading, the Act puts the onus on companies and possibly other "controlling persons" for violations by Epoch personnel.

         In response to the Act, Epoch's board of directors has adopted this Policy Statement to avoid even the appearance of improper conduct on the part of anyone employed by or associated with Epoch (not just so-called insiders). We have all worked hard over the years to establish our reputation for integrity and ethical conduct. We cannot afford to have it damaged.

         The consequences of insider trading violations can be staggering. For individuals who trade on inside information (or tip information to others):

         o A civil penalty of up to three times the profit gained or the loss avoided;

         o A criminal fine (no mater how small the profit) of up to $1 million; and

         o    A jail term of up to ten years.

         For a company (as well as possibly a supervisory person) that fails to take appropriate steps to prevent illegal trading:

         o A civil penalty of the greater of $1 million or three times the profit gained or the loss avoided as a result of the employee's violation; and

         o    A criminal penalty of up to $2.5 million.

         Moreover, if an employee violates Epoch's insider trading policy or procedures, Epoch imposed sanctions, including, without limitation, dismissal for cause could result. Needless to say, any of the above consequences, even an SEC investigation that does not result in prosecution, can tarnish one's reputation and irreparably damage a career.

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1. STATEMENT OF GENERAL INSIDER TRADING POLICY

         No officer, director or employee of Epoch (each, an "Associated Person") shall engage in transactions in any securities while in possession of material, nonpublic information regarding such securities, (so-called "insider trading"). This includes information that is "Advisory Information" as defined below. Nor shall any Associated Person communicate such material, nonpublic information to any person who might use such information to purchase or sell securities (so-called "tipping"). For purposes of this section, the term "securities" includes options or derivative instruments with respect to such securities and other instruments that are convertible into or exchangeable for such securities.

MATERIAL

         The question of whether information is "material" is not always easily resolved. Generally speaking, information is "material" where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common examples of "material" information include information concerning a company's sales, earnings, dividends, significant acquisitions or mergers, and major litigation. So-called "market information," such as information concerning an impending securities transaction may also, depending upon the circumstances, be "material." These examples are by no means exclusive. Because materiality determinations are often challenged with the benefit of hindsight, if an Associated Person has any doubt whether certain information is "material," such doubt should be resolved against trading or communicating such information.

NONPUBLIC

         Information is "nonpublic" until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the Securities and Exchange Commission ("SEC") or press releases issued by the issuer of the securities, or reference to such information in publications of general circulation such as The Wall Street Journal or The New York Times.

ADVISORY INFORMATION

         Information concerning prospective securities transactions under consideration for clients of Epoch ("Advisory Information") is strictly confidential. Under some circumstances, Advisory Information may be material and nonpublic.

TWENTY-TWENTY HINDSIGHT

         Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact, with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.


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PROHIBITIONS

         In the handling of information obtained as a result of employment with Epoch or otherwise and in engaging in securities transactions, Associated
Persons:

         o Shall not disclose material, nonpublic or other confidential information (including Advisory Information) to anyone, inside or outside of Epoch (including Immediate Family Members (as defined below)), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;

         o Shall refrain from recommending or suggesting that any person engage in transactions in any security while in possession of material, nonpublic information about that security;

         o Shall abstain from transactions for any Employee-Related Account (as defined below) or for the account of any client in any security while in possession of material, nonpublic information regarding that security; and

         o Shall abstain from transactions for any Employee-Related Account in any security while in possession of Advisory Information regarding that security, except in compliance with the pre-clearance requirements below; provided, however, that any Independent Directors (as defined below) shall not be required to adhere to such pre-clearance requirements.


2. PROHIBITED TRANSACTIONS RELATING TO SECURITIES OF THE COMPANY

RESTRICTED PERIODS OF TRADING

         In order to ensure that material inside information is not misused by corporate insiders, Epoch has adopted a policy that strictly prohibits the trading of the Company's securities by directors, officers, employees, their families and persons living in their households during certain specified periods. No director, officer, employee, members of their family, or persons living in their household shall trade Company securities during the (i) 30-day period immediately prior to the filing of the Company's Quarterly Report on Form 10-Q with the SEC and (ii) 60-day period immediately prior to the filing of the Company's Annual Report on Form 10-K with the SEC (except as pursuant to a pre-existing plan adopted by the board of directors of Epoch). Further, the policy requires that such trading will continue to be prohibited until the second business day after the information relating to such filing has been announced to the public.

         In addition to the specified restricted periods, no director, officer, employee, members of their family, or persons living in their household shall trade Company securities after material information has been announced to the public until the second business day after such information has been released


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(except as pursuant to a pre-existing plan adopted by the board of directors of
Epoch). Thus, if a public announcement is made on a Monday, Wednesday morning would be the first day on which you may trade. If an announcement is made on a Friday afternoon, Tuesday would be the first day that trading would be permitted.

         Epoch will distribute on or before December 15th of each calendar year to each director, officer, and employee of Epoch a notice specifying the restricted periods of trading for the next calendar year.

ADDITIONAL PROHIBITED TRANSACTIONS

         Because we believe it is improper and inappropriate for any Epoch personnel to engage in short-term or speculative transactions involving Company stock, it is Epoch's policy that no director, officer, or employee, members of their family, or persons living in their household shall engage in any of the following activities with respect to securities of the Company:

         1. Short sales; or

         2. Buying or selling puts or calls.

3. REQUIREMENTS APPLICABLE TO EMPLOYEE-RELATED ACCOUNTS

         While affirming its confidence in the integrity and good faith of all of its Associated Persons, Epoch recognizes that the knowledge of present or future portfolio transactions which may be possessed by certain of its Associated Persons and the power to influence portfolio transactions made by or for any account to which Epoch provides investment advice (each an "Account") could place such individuals, if they engage in personal transactions in securities which are eligible for investment by an Account, in a position where their personal interest may conflict with that of the Account. In view of the foregoing, Epoch has adopted the following procedures concerning the pre-clearance of transactions and the reporting requirements with respect to, "Employee-Related Accounts; provided, however, that any Independent Directors shall not be required to adhere to such pre-clearance requirements."

DEFINITIONS OF TERMS USED

         For purposes of this section, the following definitions apply.

         "Beneficial ownership" of a Security (as defined below) is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any Securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of Securities held by his spouse, his dependent children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.


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         "Employee-Related Account" is any personal brokerage account of an
Associated Person or any other brokerage account in which an Associated Person has a direct or indirect pecuniary interest and over which the Associated Person exercises any control or influence. An "Employee-Related Account" includes any account of a member of the Immediate Family of an Associated Person, but excludes any such account over which the Associated Person exercises no control or influence (i.e., an account over which some other third person or entity exercises exclusive discretionary authority). An account of a limited partnership of which Epoch is a general partner or an Associated Person is a limited partner together with others that are not Associated Persons of Epoch, shall not be considered an "Employee-Related Account." For purposes of determining whether an Associated Person shall be deemed to have a pecuniary interest in any account the term "Immediate Family Member" shall mean all persons in the same household as the Associated Person, such as a roommate, spouse, minor child or other dependent.

         "Independent Director" refers to those directors who are non-employee directors of Epoch or who have otherwise been deemed to have no material relationship with Epoch (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) by an affirmative determination by the board of directors or committee thereof.

         "Investment Person" or "Investment Personnel" means all officers, directors or employees who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to any Accounts and all officers, directors or employees who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio managers (or committees) decisions, and all officers, directors or employees who, in connection with their regular functions, obtain contemporaneous or advance information regarding the purchase or sale of a Security by or for any Accounts.

         "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers acceptances, bank certificates of deposit, commercial paper and registered, open-end mutual funds.

         A "Security held or to be acquired" by an Account means any Security which, within the most recent fifteen days: (i) is or has been held by an Account; or (ii) is being or has been considered by the Adviser for purchase by an Account.

         A Security is "being purchased or sold" by an Account from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for Accounts until the time when such program has been fully completed or terminated.

4. STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in Epoch by its clients, Epoch hereby adopts the following general principles to guide the actions of its Associated Persons:


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         o    The interests of Accounts are paramount, and all of Epoch's
              Associated Persons must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Accounts before their own.

         o All personal transactions in securities by Epoch's Associated Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such persons with the interests of Accounts.

         o All of Epoch's Associated Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to Accounts, or that otherwise bring into question the person's independence or judgment.

5. PROHIBITED PURCHASES AND SALES OF SECURITIES

         No Associated Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Account:

         o    employ any device, scheme or artifice to defraud such Account;

         o make to such Account any untrue statement of a material fact or omit to state to such Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         o engage in any act, practice or course of business which would operate as a fraud or deceit upon such Account; or

         o    engage in any manipulative practice with respect to Account.

         Subject to the pre-clearance procedures below, no Associated Person, shall purchase or sell, directly or indirectly, any Security during the time that the same (or a related) Security is being purchased or sold by any Account where the Associated Person's trade is on the same side (purchase or sale) as the Account's.

         Subject to the pre-clearance procedures below, no Associated Person, shall purchase or sell, directly or indirectly, any Security within 24 hours before or after the time that the same (or a related) Security is being purchased or sold by any Account where the Associated Persons trade is on the opposite side (purchase or sale) as the Accounts: provided, however, that in the limited circumstances where an Associated Person purchases or sells a security at a time when the Associated Person neither knows nor has reason to believe that Epoch is about to receive additional or new client assets to be invested and, subsequent to execution of the Associated Person's trade Epoch receives an additional client or new assets which would necessitate the purchase or sale of the same security within 48 hours of the Associated Person's trade, a Supervisory Principal may for good cause shown, approve the Associated Person's trade. Any such approval must be confirmed in writing, include an explanation of the reason(s) approval was given, and must be retained with the other records relating to the particular trade.


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         No Associated Person shall acquire securities as part of an initial public offering by the issuer.

         No Associated Person shall sell a Security within 21 days of acquiring Beneficial Ownership of that Security, except in the case of involuntary transactions, such as in connection with a reorganization or other extraordinary transactions requiring the surrender or exchange of securities or, upon the prior written consent of a Supervisory Principal for good cause shown.

         No Associated Person shall execute a trade for an Employee-Related Account prior to a trade executed for an Account.

6. PRE-CLEARANCE OF SECURITIES TRANSACTIONS IN EMPLOYEE-RELATED ACCOUNTS

         No Associated Person may place an order for the purchase or sale of any Security for an Employee-Related Account until the transaction has been approved by a Supervisory Principal in accordance with the following procedures:

         Any Associated Person wishing to enter into a Securities transaction in an Employee-Related Account must submit a completed and signed Pre-Clearance Request Form, a form of which is attached as Appendix E, to a Supervisory Principal on or before the date of the proposed transaction. This Form shall set forth the following information:

      (i) the name and telephone number of the Associated Person requesting pre-clearance;

      (ii) the name and type of the security subject to the proposed transaction;

      (iii) the number of shares or the face amount of the security subject to the proposed transaction;

      (iv) the nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

      (v) the proposed transaction date which must be within 24 hours of the request for pre-clearance;

      (vi) the name and number of the account in which the transaction is to be effected;

      (vii) an indication of whether the account is in the name of the Associated Person or a related person and, if it is in the name of a related person, the relationship of that person to the Associated Person; and

      (viii) the name of the broker-dealer or financial institution proposed to execute the transaction.

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         By signing a Pre-Clearance Request Form, an Associated Person represents that to the best of his or her knowledge and belief, and after due inquiry, the Associated Person is not in possession of any material, nonpublic information concerning the security proposed to be bought or sold, and the proposed transaction is not otherwise prohibited by this Policy. A Supervisory Principal or his designee may waive the requirement that a Pre-Clearance Request Form be physically submitted on or before the date of the proposed transaction, provided that:

      (i) the Associated Person communicates orally the required information and makes the required representations to a Supervisory Principal or his designee on or before the date of the proposed transaction;

      (ii) a Supervisory Principal or his designee makes a written record of the same; and

      (iii) the Associated Person submits a completed and signed Pre-Clearance Request Form to a Supervisory Principal promptly thereafter.

         A Supervisory Principal or his designee will review each Pre-Clearance Request Form to ensure that it is complete and signed (or in the case of information communicated orally, to ensure that all of the required information has been communicated and all of the required representations have been made). Once a Supervisory Principal or his designee determines that the request for pre-clearance is in proper form, he or she will:

      (i) determine whether the proposed transaction raises any potential conflicts of interest or other issues;

      (ii)  complete, date, and sign a Notification of Approval or Denial; and

      (iii) if the Notification of Approval or Denial is prepared by a Supervisory Principal's designee, forward the notification to a Supervisory Principal for his review and acknowledgment.

         A Supervisory Principal will base his decision to approve or disapprove a Pre-Clearance Request on the following factors:

      (i)   the general policies set forth in this Section;

      (ii) the requirements under federal and state laws, rules, and regulations as they may apply to the proposed transaction;

      (iii) the timing of the proposed transaction in relation to transactions or contemplated transactions for any Accounts; and

      (iv) the nature of the securities and the parties involved in the proposed transaction.

         By way of example, the following transactions may be entitled to clearance from a Supervisory Principal:


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         o    Transactions which appear upon reasonable inquiry and
              investigation to present no reasonable likelihood of harm to an Account and which are otherwise in accordance with this Policy. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale by an Account (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion.

         o Purchases or sales of securities which are not eligible for purchase or sale by any Account, as determined by reference to applicable laws or the investment objectives and policies and investment restrictions of the Account.

         A Supervisory Principal will communicate to the requesting Associated Person his approval or denial of the proposed transaction by completing, signing, and forwarding to such Associated Person a Notification of Approval or Denial (attached to the Pre-Clearance Request Form). Any approval of a proposed transaction is effective for the proposed transaction date only and is subject to the conditions, if any, specified by a Supervisory Principal on the Notification of Approval or Denial Form. A breach of any of the above procedures may, depending upon the circumstances, subject any Associated Person involved to Firm sanctions, up to and including termination of employment.

         The pre-clearance requirements shall not apply to the following transactions:

         o    purchases and sales of any Security by Independent Directors;

         o purchases and sales of shares of mutual funds (ie., open-end funds) and other regulated collective investment schemes;

         o    purchases and sales of exchange-traded funds;

         o purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;

         o purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organization of Economic Co-Operation and Development ("OECD ");

         o purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

         o purchases and sales that are involuntary on the part of Employees and Epoch clients (e.g., stock splits, tender offers, and share buy-backs);

         o    acquisitions of securities through inheritance;

         o purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a "Blind Trust").


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7. REPORTING AND OTHER REQUIREMENTS APPLICABLE TO EMPLOYEE-RELATED ACCOUNTS

         It is Epoch's policy that Associated Persons generally are not permitted to maintain Employee-Related Accounts, at a domestic or foreign broker-dealer, investment adviser, bank, or other financial institution without the approval with Epoch. All Employee-Related Accounts must be maintained at broker-dealers or financial institutions that agree to and provide Epoch with duplicate copies of all confirmations and periodic statements for such accounts. Upon commencement of employment with Epoch, each employee must read and sign the Initial Certification for Personal Securities Accounts and complete the Declaration of Personal Securities Accounts which can be found in Appendix A and Appendix B respectively. In addition, all Associated Persons will complete the Annual Certification and Declaration (Appendix C and Appendix D respectively) each year during Epoch's annual re-certification period.

         All Associated Person will be required to complete an authorization form, a copy of which is attached as Appendix F, to be provided to a Supervisory Principal for his signature and approval when the Associated Person wishes to open a new account. A Supervisory Principal must also be advised promptly of the closing of any Employee-Related Account.

         Employee-Related Accounts such as those maintained directly with mutual funds, where the account-holder has no ability, directly or indirectly, to make investment decisions or to engage in purchases and sales of Securities do not constitute Employee-Related Accounts for purposes of this policy.

         Each Associated Person also must send to the broker-dealer or financial institution carrying each Employee-Related Account a letter authorizing and requesting that it forward duplicate confirmations of all trades and duplicate periodic statements, as well as any other information or documents as a Supervisory Principal may request, directly to Epoch. A form letter drafted for this purpose is attached as Appendix G.

         Access to duplicate confirmations and periodic account statements with respect to Employee-Related Accounts will be restricted to those persons who are assigned by Epoch to perform the review functions, and all such materials will be kept confidential, subject to the rights of inspection by the Board of directors of Epoch, senior management of Epoch, the SEC, and other governmental bodies authorized by law to obtain such access.

8. PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING CLIENT RECOMMENDATIONS, ADVICE, OR TRADING; "CHINESE WALL" PROCEDURES

         Epoch has adopted the following policies and procedures to limit access to Advisory Information to those Associated Persons that are specifically designated as "Investment Personnel" or who otherwise have a legitimate need to know that information:


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OBLIGATIONS OF ASSOCIATED PERSONS

         In the handling of Advisory Information, Associated Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Associated Persons shall refrain from:

         o Disclosing Advisory Information to anyone, inside or outside of Epoch (including Immediate Family Members, but excluding any other Associated Persons or any employee of an Affiliate who is authorized to have access), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

         o Engaging in transactions -- or recommending or suggesting that any person (other than a Firm client) engage in transactions -- in any security to which the Advisory Information relates other than as permitted under this Policy.

GENERAL POLICY CONCERNING NON-INVESTMENT PERSONNEL

         As a general matter, no Associated Person (other than those who are designated as Investment Personnel) should seek or obtain access to Advisory Information. In the event that an Associated Person (other than an Associated Person designated as an Investment Person) should come into possession of Advisory Information, he should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates, without the prior written approval of a Supervisory Principal.

PROTECTION OF MATERIAL, NONPUBLIC INFORMATION

         No Associated Person shall intentionally seek, receive, or accept information that he believes may be material and nonpublic except with the written approval of, and subject to any and all restrictions imposed by, a Supervisory Principal.

         On occasion, a company may, as a means to seek investors in restricted or private placement securities issued by it, send to Epoch materials that contain material, nonpublic or other confidential information. Typically, such materials will be accompanied by a transmittal letter (and an inner, sealed package) that indicates the confidential nature of the enclosed materials and that the opening of the inner package constitutes an agreement to maintain the confidentiality of the information. In this circumstance, any Associated Person receiving any such materials (regardless of whether he has been designated as an Investment Person) should not open the inner package, but should immediately consult with a Supervisory Principal.

         In the event that an Associated Person (regardless of whether he has been designated as an Investment Person) should come into possession of information concerning any company or the market for its securities that the Associated Person believes may be material and nonpublic, the Associated Person should notify a Supervisory Principal immediately. In addition, such Associated Person shall refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates, without the prior written-approval of a Supervisory Principal.


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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


PROTECTION OF OTHER CONFIDENTIAL INFORMATION

         Information relating to past, present, or future activities of Epoch or its Affiliates or clients that has not been publicly disclosed shall not be disclosed to persons, within or outside of Epoch, except for a proper Firm purpose. Associated Persons are expected to use their own good judgment in relating to others information in these areas.

         In addition, information relating to another Associated Persons medical, financial, employment, legal, or personal affairs is confidential and may not be disclosed to any person, within or outside of Epoch, without the Associated Person's consent or for a proper purpose authorized by a Supervisory Principal.

PROCEDURES TO SAFEGUARD MATERIAL, NONPUBLIC AND OTHER CONFIDENTIAL INFORMATION

         In the handling of material, nonpublic and other confidential information, including Advisory Information, Associated Persons shall take appropriate steps to safeguard the confidentiality of such information. When not in use, all documents (or computer diskettes) containing confidential information should be stored in locked desk drawers or file cabinets. Under no circumstances, should confidential documents be left on desks, counter tops, or floors where others can see them. Nor should any Associated Person review or work on any confidential documents in any setting that would permit others to see the documents, such as in airplanes, public spaces, or even open areas in Epoch's offices.

MONITORING COMPLIANCE WITH INSIDER TRADING AND TIPPING POLICIES AND PROCEDURES AND EFFECTIVENESS OF "CHINESE WALL" PROCEDURES

         A Supervisory Principal or his designee shall review duplicate confirmations and periodic account statements for Employee-Related Accounts. This review is designed to:

      (iv) ensure the propriety of the Associated Persons trading activity (including whether pre-approval was obtained as required by above);

      (v) ensure that Epoch's "Chinese Wall" procedures, as described above, are functioning properly;

      (vi)  avoid possible conflict situations; and

      (vii) identify trades that may violate the prohibitions regarding insider trading and manipulative and deceptive devices contained in the federal and state securities laws and SEC rules and regulations.

         A Supervisory Principal or his designee shall indicate his or her review of duplicate confirmations and periodic account statements by initialing such copies.


--------------------------------------------------------------------------------
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EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


         A Supervisory Principal shall inquire into and investigate for possible misuse of material, nonpublic and other confidential information, including Advisory Information, in transactions in Employee-Related Accounts. In conducting inquiries and investigations into trading in Employee-Related Accounts, a Supervisory Principal shall consider reasonable criteria, including consideration of the timing or unusual nature of the transaction (such as whether the Associated Person traded on a short-term basis or in a size or dollar amount larger than his normal trading pattern).

         A Supervisory Principal shall prepare a written record of each of his inquiries or investigations in this area. This record shall include:

      (i)   the name of the Associated Person involved;

      (ii)  the name of the Security involved;

      (iii) the date the inquiry or investigation was commenced;

      (iv)  the identity of the Employee-Related Account involved; and

      (v)   a summary of the disposition of the inquiry or investigation.

         Copies of the written record concerning each inquiry or investigation, along with any analyses, inter-office memoranda, and statements of Associated Persons must be maintained in Epoch's records.



--------------------------------------------------------------------------------
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EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


9. SECURITIES TRADES BY COMPANY PERSONNEL - RESTRICTED PERIODS


                            EPOCH HOLDING CORPORATION
                 RESTRICTED PERIODS - FISCAL 2005 & FISCAL 2006
                 ----------------------------------------------


------------------------------------------ -------------------------------------
         EXPECTED 10-Q FILING DATES             RESTRICTED PERIOD OF TRADING
------------------------------------------ -------------------------------------
November 14, 2005 (Q1)                     October 16, 2005 - November 16, 2005
------------------------------------------ -------------------------------------
February 14, 2006 (Q2)                     January 16, 2006 - February 16, 2006
------------------------------------------ -------------------------------------
May 15, 2006 (Q3)                          April 16, 2006 - May 17, 2006
------------------------------------------ -------------------------------------



------------------------------------------ -------------------------------------
         EXPECTED 10-K FILING DATES             RESTRICTED PERIOD OF TRADING
------------------------------------------ -------------------------------------
September 28, 2005 (Fiscal Year Ended      July 31, 2005- September 30, 2005
6/30/05)
------------------------------------------ -------------------------------------
September 28, 2006 (Fiscal Year Ended      July 31, 2006- September 30, 2006
6/30/06)
------------------------------------------ -------------------------------------













--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


LIST OF APPENDICES

   o     APPENDIX A      INITIAL CERTIFICATION

   o     APPENDIX B      INITIAL PERSONAL SECURITIES ACCOUNT DECLARATION

   o     APPENDIX C      ANNUAL CERTIFICATION

   o     APPENDIX D      ANNUAL PERSONAL SECURITIES ACCOUNT DECLARATION

   o     APPENDIX E      PERSONAL TRADING PRE-CLEARANCE REQUEST FORM

   o     APPENDIX F      EMPLOYEE REQUEST TO OPEN BROKERAGE ACCOUNT

   o     APPENDIX G      SAMPLE EMPLOYEE LETTER TO BROKERAGE FIRM FOR DUPLICATE
                         STATEMENTS & CONFIRMS















--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX A

                            EPOCH HOLDING CORPORATION
                              INITIAL CERTIFICATION
I certify that:

o I have read and understood the Epoch Holding Corporation ("Epoch") Personal Trading policies, as outlined in the Code of Ethics and Business Conduct policy, and recognize that I am subject to its requirements.

o I have disclosed or reported all personal securities holdings (on the attached Appendix B) in which I had a direct or indirect financial interest, including all "Employee accounts" as defined in the Epoch Personal Trading policies, as of the date I became an "Employee" of Epoch. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

o I understand that Epoch will monitor securities transactions and holdings in order to ensure compliance with the Epoch Personal Trading policies. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Epoch may also (i) make each Employee's information available to the Employee's manager(s), the Epoch Management Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available any other business unit of Epoch, to consider violations of this Personal Trading policies. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information..

o For the purpose of monitoring securities transactions and holdings information under the Epoch Personal Trading policies only, I confirm that I will (i) provide copies of all confirmations and statements subject to this Policy and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Epoch.

o I understand that any circumvention or violation of the Epoch Personal Trading policies will lead to disciplinary and/or legal actions, including dismissal.

o I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

         __________________________              _______________________________
         Print Name                              Signature


         __________________________
         Date


--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX B

                            EPOCH HOLDING CORPORATION
                 INITIAL PERSONAL SECURITIES ACCOUNT DECLARATION

All Employees must complete each applicable item and sign below.

1. The following is a list of "Employee accounts" (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                        Account Title and Number

___________________________                            ______________________

___________________________                            ______________________

___________________________                            ______________________

___________________________                            ______________________

2. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (for securities held in accounts other than those disclosed in response to Item 1 (attach an additional sheet if necessary):

---------------------------- -------------- ------------- --------------- -------------- --------------------
 NAME OF PRIVATE
SECURITY OR OTHER                 DATE         AMOUNT         RECORD        PURCHASE        HOW ACQUIRED
   INVESTMENT                   ACQUIRED        HELD           OWNER          PRICE        (BROKER/ISSUER)
---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

3. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

         Initials ______

I declare that the information given above is true and accurate:

         __________________________               ______________________________
         Print Name                               Signature


         __________________________
         Date


--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX C

                            EPOCH HOLDING CORPORATION
                              ANNUAL CERTIFICATION
I certify that:

o I have read and understood the Epoch Holding Corporation ("Epoch") Personal Trading policies, as outlined in the Code of Ethics and Business Conduct policy, which includes any applicable local supplement, and recognize that I am subject to its requirements.

o I have complied with all requirements of the Epoch Personal Trading policies in effect during the year ended December 31, 2__.

o I have disclosed or reported all personal securities transactions, including all personal securities transactions in each "Employee account," for the year ended December 31, 2__ and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2__. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2__.

o I understand that Epoch will monitor securities transactions and holdings in order to ensure compliance with the Epoch Personal Trading policies. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Epoch may also (i) make each Employee's information available to the Employee's manager(s), the Epoch Management Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available any other business unit of Epoch, to consider violations of this Personal Trading policies. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

o For the purpose of monitoring securities transactions and holdings information under the Epoch Personal Trading policies only, I confirm that I have (i) provided copies of all confirmations and. statements subject to this Policy, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Epoch.

o I understand that any circumvention or violation of the Epoch Personal Trading policies will lead to disciplinary and/or legal actions, including dismissal.

o I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

         __________________________               ______________________________
         Print Name                               Signature


         __________________________
         Date


--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX D

                            EPOCH HOLDING CORPORATION
                 ANNUAL PERSONAL SECURITIES ACCOUNT DECLARATION

All Employees must complete each applicable item and sign below.

1. The following is a list of "Employee accounts" (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                         Account Title and Number

___________________________                             ________________________

___________________________                             ________________________

2. The following is a list of "Employee accounts" that have been OPENED in the last year (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                         Account Title and Number

___________________________                             ________________________

___________________________                             ________________________

3. The following is a list of "Employee accounts" that have been CLOSED in the last year (attach an additional sheet if necessary):

Bank/Broker/Dealer/Fund Company                         Account Title and Number

___________________________                             ________________________

___________________________                             ________________________

4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (for securities held in accounts other than those disclosed in response to Item 1 (attach an additional sheet if necessary):

---------------------------- -------------- ------------- --------------- -------------- --------------------
 NAME OF PRIVATE
SECURITY OR OTHER                 DATE         AMOUNT         RECORD        PURCHASE        HOW ACQUIRED
   INVESTMENT                   ACQUIRED        HELD           OWNER          PRICE        (BROKER/ISSUER)
---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

---------------------------- -------------- ------------- --------------- -------------- --------------------

5. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

Initials __________________________

I declare that the information given above is true and accurate:

         __________________________               ______________________________
         Print Name                               Signature

         __________________________
         Date


--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX E

                            EPOCH HOLDING CORPORATION
                   PERSONAL TRADING PRE-CLEARANCE REQUEST FORM

=============================================================================================================
                                         PRE-CLEARANCE REQUEST FORM
----------------------------------------------------------------------------- -------------------------------
Employee:                                                                     Telephone:

----------------------------------------------------------------------------- -------------------------------
Security to                                                                   Number of shares
be traded:                                                                    or face amount:
--------------------------- ------------------------ ------------------------ -------------------------------
Transaction type:           [ ] Purchase             [ ] Other (specify       Proposed transaction
                            [ ] Sale                     below)               date:
-------------------------------------------------------------------------------------------------------------
[ ] Employee Account
[ ] Other (specify account and number):
                                        --------------------------------------

-------------------------------------------------------------------------------------------------------------
Broker-Dealer or
Financial Institution:
                       --------------------------------------------------------------
=============================================================================================================
TO THE BEST OF MY KNOWLEDGE AND BELIEF, AND AFTER DUE INQUIRY, I AM NOT IN
POSSESSION OF ANY MATERIAL, NONPUBLIC INFORMATION CONCERNING THE SECURITY LISTED
ABOVE, AND THE PROPOSED TRANSACTION IS NOT OTHERWISE PROHIBITED BY THE
PROVISIONS OF THE CODE OF CONDUCT, AS APPLICABLE.


--------------------------------------------------------------                -------------------------------
Employee's Signature                                                                        Date



TO THE BEST OF MY KNOWLEDGE AND BELIEF, AND AFTER DUE INQUIRY:
-        THERE ARE NO PRIOR OR PENDING TRADES FOR THE SECURITY LISTED ABOVE  | |
-        THERE ARE PRIOR OR PENDING TRADES FOR THE SECURITY LISTED ABOVE     | |

--------------------------------------------------------------                -------------------------------
Trader's Signature                                                                          Date


=============================================================================================================
                                     NOTIFICATION OF APPROVAL OR DENIAL
                               (TO BE COMPLETED BY THE SUPERVISORY PRINCIPAL)
-------------------------------------------------------------------------------------------------------------
Your request for pre-clearance in connection with a transaction in the above-listed security has been:

[ ]  Approved for the proposed transaction date ONLY, and                             [ ] Denied
     subject to the conditions, if any, set forth below

Notes:
      -------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------


-------------------------------------------                                   -------------------------------
Supervisory Principal                                                                       Date

=============================================================================================================

--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX F

                            EPOCH HOLDING CORPORATION
                  EMPLOYEE REQUEST TO OPEN A BROKERAGE ACCOUNT


I, ____________________________________________________________ would like to open/maintain an account
                    (Name of employee)


in the name of __________________________________
                       (Account name)

at ___________________________________________________________________________________________________
          (Name of brokerage firm, bank, investment adviser or financial institution)

_____________________________________is responsible for handling the account and [does/does not]
    (Name of individual broker)

have investment discretion and trading authority over the account.

The owner of the account is _____________________________________________________________, who is
                                                   (Owner's name)

____________________________________________________. The reasons for opening this account
     (Nature of relationship to Employee)

are:___________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________




__________________________                      ________________________________
Signature of Employee                           Date




Approved on _______ day of ______________, 20______

By:___________________________________________________________________
                           Compliance Officer



--------------------------------------------------------------------------------
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

EPOCH HOLDING CORPORATION
                                             CODE OF ETHICS AND BUSINESS CONDUCT
--------------------------------------------------------------------------------


APPENDIX G

                            EPOCH HOLDING CORPORATION
                  SAMPLE EMPLOYEE LETTER TO BROKERAGE FIRM FOR
                         DUPLICATE STATEMENTS & CONFIRMS



[Date]

[Name of Broker-Dealer or Financial Institution]
[Address]

Attention:  [Account Executive]

RE:      ACCOUNT(S) NO.___________________________.

Gentlemen:

I hereby authorize and request that you furnish my employer, Epoch Investment Partners, Inc. ("Epoch"), with duplicate confirmations and periodic account statements, as well as any other information or documents relating to my account(s) as Epoch may request from time to time.

Please send all duplicate confirmations and periodic account statements, as well as any other information and documents requested by Epoch, to:

                        Epoch Investment Partners, Inc.
                        640 Fifth Avenue, 18th  Floor
                        New York, NY  10019
                        Attention:  Timothy T. Taussig, Chief Compliance Office

If you have any questions, please feel free to contact me at (212) [         ].
Thank you for your assistance.

                                                     Yours truly,



cc:      Timothy T. Taussig
         Epoch Investment Partners, Inc



--------------------------------------------------------------------------------
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